Exhibit 99.2

Progress Acquisition Corp. Announces Closing of Underwriter’s Option to Purchase Additional Units in
Connection with its Initial Public Offering

Boston, MA February 22, 2021 /GLOBE NEWSWIRE/ -- Progress Acquisition Corp. (the “Company”) announced today the closing of the issuance of an additional 2,250,000 units pursuant to the exercise of the underwriters’ option in full to purchase additional units in connection with its initial public offering at $10.00 per unit, resulting in gross proceeds of $22,500,000 and bringing the total gross proceeds of the initial public offering to $172,500,000.

The Company’s units commenced trading on the Nasdaq Capital Market (“Nasdaq”) on Tuesday, February 9, 2021, under the ticker symbol “PGRWU.” Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “PGRW” and “PGRWW,” respectively.

Progress Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While the Company may pursue an acquisition in any business industry or sector, it intends to focus on opportunities in media, entertainment, and technology, with an emphasis on attractive targets that fall in the digital ecosystem. The Company is led by Chairman Carl Vogel, CEO and Director, Warren Schlichting, Directors Richard Battista, Chris Kelly, Sanjay Puri and Luisa Ingargiola, President David Arslanian and CFO Richard Gallagher.

EarlyBirdCapital, Inc. acted as sole book-running manager of the offering.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the option to purchase additional units) and a simultaneous private placement of warrants, $172,500,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of February 11, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement (but not including the closing of the additional units described herein) was included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 18, 2021.

The offering was made only by means of a prospectus. Copies of the preliminary prospectus and final prospectus relating to the offering, may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on February 8, 2021.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Richard Gallagher
Chief Financial Officer
Progress Acquisition Corp.
(617) 401-2700